UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 20, 2017

IRONCLAD ENCRYPTION CORPORATION

(Exact name of registrant as specified in its charter)

Commission file number:   000-53662

Delaware	81-0409475
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

777 South Post Oak Lane, Suite 1700 Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)

(888) 362-7972

(Issuer's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company	[ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 1.01 Entry into Material Definitive Agreements.

On October 20, 2017, the Company entered into Amendment #1 (the “Amendment”) to the Convertible Promissory Note dated August 24, 2017 in an aggregate principal amount of $330,000 with a 10% original issue discount (the “Convertible Note”).  Pursuant to the terms of the Amendment, additional consideration in the amount of $82,500 was funded on October 23, 2017 and the Company received net proceeds of $75,000 (which represents the deduction of the 10% original discount for Tangiers’ due diligence and legal fees).

The foregoing summary of the Amendment set forth above does not purport to be complete and is qualified in its entirety by reference to the complete text of the Convertible Note, which was filed as Exhibit 10.13 to the Company’s Registration Statement on Form S-1 filed on October 17, 2017 and the Amendment, which is filed as Exhibit 10.1 hereto, each of which is incorporated into this report by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 9.01

Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Amendment #1 to Convertible Promissory Note by and between IronClad Encryption Corporation and Tangiers Global, LLC dated October 20, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized,

IRONCLAD ENCRYPTION CORPORATION

Date: October 23, 2017

        /s/ James D. McGraw

By: ______________________

       James D. McGraw

Its:  President